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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of Earliest Event Reported):
                                 MARCH 19, 2001

                                NATCO GROUP INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                        001-15603                      22-2906892
   (State of Incorporation)        (Commission File Number)              (IRS Employer
                                                                      Identification No.)

            2950 NORTH LOOP WEST, 7TH FLOOR
                     HOUSTON, TEXAS                                                       77092
        (Address of Principal Executive Offices)                                       (Zip Code)

              Registrant's Telephone Number, Including Area Code:
                                 (713) 683-9292

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--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On March 30, 2001, in an Annual Report on Form 10-K, NATCO Group Inc. (the "Company") announced the March 19, 2001, acquisition of Axsia Group Limited ("Axsia"), a privately held process and design company based in the United Kingdom. As permitted by the Securities and Exchange Commission's Rules and Regulations, audited financial statements and pro forma financial statements were not filed on March 30, 2001, pending the completion of Axsia's annual audit. Included on this Current Report on Form 8-K are: (1) audited consolidated financial statements for the year ended December 31, 2000, and (2) a pro forma condensed balance sheet and condensed statement of operations for the year ended December 31, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired

                                                               PAGE
DESCRIPTION                                                    NO.
-----------                                                    ----
Report of Independent Auditors..............................     1
Axsia Group Limited Consolidated Profit and Loss Account for
  the year ended December 31, 2000..........................     2
Axsia Group Limited Consolidated Statement of Total
  Recognised Gains and Losses for the year ended December
  31, 2000..................................................     3
Axsia Group Limited Consolidated Balance Sheet as of
  December 31, 2000.........................................     4
Axsia Group Limited Consolidated Statement of Cash Flows as
  of December 31, 2000......................................     5
Axsia Group Limited Notes to the Consolidated Financial
  Statements for the year ended December 31, 2000...........     6

     (b) Pro Forma Financial Information

                                                               PAGE
DESCRIPTION                                                    NO.
-----------                                                    ----
Pro Forma Condensed Balance Sheet as of December 31, 2000...    17
Notes to Pro Forma Condensed Balance Sheet as of December
  31, 2000..................................................    18
Pro Forma Condensed Statement of Operations for the year
  ended December 31, 2000...................................    19

                         REPORT OF INDEPENDENT AUDITORS

To: The Board of Directors
    Axsia Group Limited

     We have audited the accompanying consolidated balance sheet of Axsia Group Limited as of 31 December 2000 and the related consolidated profit and loss account and statement of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statements presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Axsia Group Limited at 31 December 2000 and the consolidated results of its operations and its consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those followed in the United States (see Note 21 of Notes to the Financial Statements).

                                            ERNST & YOUNG

London, England
6 June 2001

                              AXSIA GROUP LIMITED

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

                                                                       2000
                                                              NOTES    L000
                                                              -----   ------
TURNOVER....................................................    2     41,464
Cost of sales...............................................          32,223
                                                                      ------
GROSS PROFIT................................................           9,241
                                                                      ------
Selling and distribution costs..............................           3,407
Administrative expenses.....................................           2,461
                                                                      ------
                                                                       5,868
                                                                      ------
OPERATING PROFIT............................................    3      3,373
Bank interest receivable....................................              21
Interest payable and similar charges........................    5       (116)
                                                                      ------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............           3,278
Tax on profit on ordinary activities........................    6      1,335
                                                                      ------
PROFIT ON ORDINARY ACTIVITIES FOR THE YEAR..................           1,943
Dividends...................................................    7        860
                                                                      ------
RETAINED PROFIT FOR THE YEAR(1).............................           1,083
                                                                      ======

All activities relate to continuing operations.
---------------

(1) A summary of significant differences between accounting principles generally accepted in the United Kingdom and United States generally accepted accounting principles that would affect profit for the year are shown Note 21 to the Consolidated Financial Statements.

               See Notes to the Consolidated Financial Statements

                              AXSIA GROUP LIMITED

          CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                               2000
                                                               L000
                                                               -----
Profit for the year.........................................   1,943
Currency translation differences on foreign currency net
  investments...............................................       7
                                                               -----
          Total recognised gains relating to the year.......   1,950
                                                               =====

               See Notes to the Consolidated Financial Statements

                              AXSIA GROUP LIMITED

                           CONSOLIDATED BALANCE SHEET

                                                                       2000
                                                              NOTES    L000
                                                              -----   ------
FIXED ASSETS
Tangible assets.............................................    9      1,317
Investments.................................................   10         25
                                                                      ------
                                                                       1,342
                                                                      ------
CURRENT ASSETS
Stocks......................................................   11      1,061
Debtors.....................................................   12     27,735
Cash at bank and in hand and short term deposits............             381
                                                                      ------
                                                                      29,177
CREDITORS: amounts falling due within one year..............   13     29,430
                                                                      ------
NET CURRENT LIABILITIES.....................................            (253)
                                                                      ------
          TOTAL ASSETS LESS CURRENT LIABILITIES.............           1,089
PROVISIONS FOR LIABILITIES AND CHARGES......................   15        805
                                                                      ------
                                                                         284
                                                                      ======
CAPITAL AND RESERVES(1)
Called up share capital.....................................   16      7,171
Profit and loss account.....................................   17     (6,887)
                                                                      ------
                                                                         284
                                                                      ======
Shareholders' funds:
  Attributable to equity shareholders.......................          (6,879)
  Attributable to non-equity shareholders...................           7,163
                                                                      ------
                                                                         284
                                                                      ======

---------------

(1) A summary of significant differences between accounting principles generally accepted in the United Kingdom and United States generally accepted accounting principles that would affect capital and reserves are shown in
    Note 21 to the Financial Statements.

               See Notes to the Consolidated Financial Statements

                              AXSIA GROUP LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                          2000
                                                              NOTES       L000
                                                              -----      ------
NET CASH INFLOW FROM OPERATING ACTIVITIES...................     20(a)    3,513
                                                                         ------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received...........................................                 32
Interest paid...............................................               (297)
Preference dividend paid....................................             (2,007)
                                                                         ------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING
  OF FINANCE................................................             (2,272)
                                                                         ------
TAXATION
Corporation tax paid........................................               (648)
                                                                         ------
CAPITAL EXPENDITURE
Receipts from sales of tangible fixed assets................                  7
Payments to acquire tangible fixed assets...................               (303)
                                                                         ------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE...................               (296)
                                                                         ------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings.........................               (498)
                                                                         ------
NET CASH OUTFLOW FROM ACQUISITIONS AND DISPOSALS............               (498)
                                                                         ------
DECREASE IN CASH(1).........................................     20(b)     (201)
                                                                         ======
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                          2000
                                                                          L000
                                                                         ------
Decrease in cash............................................               (201)
                                                                         ------
Movement in net debt........................................               (201)
Net debt at 1 January.......................................                (63)
                                                                         ------
          Net debt at 31 December...........................     20(b)     (264)
                                                                         ======

---------------

(1) A summary of the significant differences between the cash flows presented above and those required under United States generally accepted accounting principles is set forth in Note 21 of Notes to the Financial Statements.

               See Notes to the Consolidated Financial Statements

                              AXSIA GROUP LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             1. ACCOUNTING POLICIES

ACCOUNTING CONVENTION

     The financial statements are prepared under the historical cost convention, and in accordance with applicable United Kingdom accounting standards.

BASIS OF CONSOLIDATION

     The financial statements consolidate the accounts of Axsia Group Limited and all its subsidiary undertakings drawn up to 31 December 2000.

     Undertakings, other than subsidiary undertakings, in which the group has an investment and over which it is in a position to exercise a significant influence are treated as associated undertakings. The financial statements include the appropriate share of these undertakings' results and reserves based on audited financial statements to 31 December 2000.

TANGIBLE FIXED ASSETS

     The cost of tangible fixed assets is their purchase cost, together with any incidental costs of acquisition. Depreciation is calculated so as to write off the cost of tangible fixed assets, less their estimated residual values, on a straight line basis over the expected useful economic lives of the assets concerned. The principal annual rates used for this purpose are:

Leasehold improvements.....................................     20%
Plant, equipment and vehicles..............................  10-20%
Office equipment...........................................     20%
Computer equipment.........................................     20%

     The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

STOCKS AND WORK IN PROGRESS, EXCLUDING LONG TERM CONTRACTS

     Stocks and work in progress are stated at the lower of cost and net realisable value. In general, cost is determined on a first-in, first-out basis and includes transport and handling costs. Where necessary, provision is made for obsolete, slow moving and defective stocks.

LONG TERM CONTRACTS

     Turnover on long term contracts is recognised according to the stage reached in the contract by reference to the value of work done. A prudent estimate of the profit attributable to work completed is made once the outcome of the contract can be assessed with reasonable certainty. The amount by which the turnover exceeds payments on account is shown under debtors as amounts recoverable on contracts. The costs on long term contracts not yet taken to the profit and loss account less related foreseeable losses and payments on account are shown in stock as long term contract balances.

DEFERRED TAXATION

     Deferred taxation is provided using the liability method on all timing differences which are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse. Advance corporation tax which is expected to be recoverable in the future is deducted from the deferred taxation balance. Deferred taxation assets are only recognised if recovery without replacement by equivalent debit balances is reasonably certain.

FOREIGN CURRENCIES

     Transactions in foreign currencies are translated into sterling at rates of exchanges ruling at the dates of the transactions. Monetary assets and liabilities in foreign currencies at the balance sheet date are translated into sterling at rates of exchanges ruling at that date. These translation differences are taken to the profit and loss account in the year in which they arise.

     The financial statements of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves.

RESEARCH AND DEVELOPMENT COSTS

     Research and development expenditure is charged to the profit and loss account as it is incurred.

GOODWILL

     Purchased goodwill is capitalised, classified as an asset on the balance sheet and amortised on a straight line basis over its useful economic life. It is reviewed for impairment at the end of the first full financial year following acquisition and in other periods if events or changes in circumstances indicate the carrying value may not be recoverable.

TRADEMARKS AND PATENTS

     Patents and trademarks are capitalised at their cost of acquisition or creation. Amounts capitalised are amortised over 10 years. The carrying value of trademarks and patents are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

PENSIONS

     The company operates a defined contribution pension scheme. Contributions are charged in the profit and loss account as they become payable in accordance with the rules of the scheme.

                       2. TURNOVER AND SEGMENTAL ANALYSIS

     Turnover represents the amounts derived from the provision of goods and services which fall within the group's ordinary activities, stated net of value added tax.

     The group operates in one principal area of activity, that of process engineering and within four geographical markets by origin as shown below:

                                                               2000
                                                               L000
                                                              ------
Country of origin:
  UK........................................................  28,072
  North America.............................................   6,174
  Asia......................................................   7,196
  Australasia...............................................      22
                                                              ------
                                                              41,464
                                                              ======

     The group's turnover by destination is shown below:

                                                               2000
                                                               L000
                                                              ------
Geographical market:
  UK........................................................   2,171
  Europe....................................................   4,810
  North America.............................................     398
  South and Central America.................................   5,966
  Middle East...............................................  10,013
  Asia......................................................   3,544
  Africa....................................................  14,502
  Other.....................................................      60
                                                              ------
                                                              41,464
                                                              ======

                              3. OPERATING PROFIT

     This is stated after (crediting)/charging:

                                                              2000
                                                              L000
                                                              ----
Rent receivable.............................................  (10)
Loss on disposal of fixed assets............................   25
Depreciation of tangible fixed assets.......................  305
Amortisation of intangible fixed assets.....................   69
Research and development expenditure........................  136
Auditors' remuneration -- audit services....................   41
                         -- other services..................    2
Operating lease rentals  -- plant and machinery.............   79
                         -- land and buildings..............  110
Exchange (gains)/losses.....................................  (42)
                                                              ===

                                 4. STAFF COSTS

                                                              2000
                                                              L000
                                                              -----
Wages and salaries..........................................  5,689
Social security costs.......................................    555
Other pension costs.........................................    262
                                                              -----
                                                              6,506
                                                              =====

     The monthly average number of employees during the year was as follows:

                                                              2000
                                                              NO.
                                                              ----
Manufacturing...............................................   31
Contracting and service.....................................   67
Selling and distribution....................................   48
Administration..............................................   28
                                                              ---
                                                              174
                                                              ===

                    5. INTEREST PAYABLE AND SIMILAR CHARGES

                                                              2000
                                                              L000
                                                              ----
Bank overdrafts.............................................  116
                                                              ===

                    6. TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                              2000
                                                              L000
                                                              -----
UK corporation tax..........................................  1,170
Corporation tax under/overprovided in previous years........    140
Overseas tax................................................     25
                                                              -----
                                                              1,335
                                                              =====

                                  7. DIVIDENDS

                                                              2000
                                                              L000
                                                              ----
Non equity dividends on preference shares:
  Paid......................................................  501
  Accrued...................................................  359
Equity dividends on ordinary shares:
  Paid......................................................   --
                                                              ---
                                                              860
                                                              ===

                           8. INTANGIBLE FIXED ASSETS

                                                              GOODWILL
                                                                L000
                                                              --------
Cost:
  At 1 January 2000.........................................     200
  Goodwill arising on acquisition of John Mozley Limited....      69
                                                                ----
  At 31 December 2000.......................................     269
                                                                ====
Amortisation:
  At 1 January 2000.........................................    (200)
  Goodwill written off through profit and loss account......     (69)
                                                                ----
  At 31 December 2000.......................................    (269)
                                                                ====
Net book amount:
  At 1 January 2000 and 31 December 2000....................      --
                                                                ====

                            9. TANGIBLE FIXED ASSETS

                                                      LONG
                                        FREEHOLD    LEASEHOLD      PLANT,
                                        LAND AND    LAND AND     MACHINERY     FIXTURES AND
                                        BUILDINGS   BUILDINGS   AND VEHICLES     FITTINGS      TOTAL
                                          L000        L000          L000           L000         L000
                                        ---------   ---------   ------------   ------------   --------
Cost:
  At 1 January 2000...................        --         364           575          1,248        2,187
  Exchange adjustment.................        --          --            14             24           38
  Additions...........................       371          --           216            201          788
  Disposals...........................        --          (6)         (159)           (89)        (254)
                                        --------    --------      --------       --------     --------
          At 31 December 2000.........       371         358           646          1,384        2,759
                                        --------    --------      --------       --------     --------
Depreciation:
  At 1 January 2000...................        --         103           403            829        1,335
  Exchange adjustment.................        --          --            11             13           24
  Provided during the year............        10           8           100            187          305
  Disposals...........................        --          (6)         (133)           (83)        (222)
                                        --------    --------      --------       --------     --------
          At 31 December 2000.........        10         105           381            946        1,442
                                        --------    --------      --------       --------     --------
Net book amount:
          At 31 December 2000.........       361         253           265            438        1,317
                                        ========    ========      ========       ========     ========
          At 1 January 2000...........        --         261           172            419          852
                                        ========    ========      ========       ========     ========

                                10. INVESTMENTS

                                                                   2000
                                                                   L000
                                                              ---------------
Associated undertakings.....................................        25
                                                                    --

                                                               SHARE OF NET
                                                              TANGIBLE ASSETS
                                                                   L000
                                                              ---------------
At 1 January 2000...........................................         7
Share of profit retained by associated undertakings.........        18
                                                                    --
At 31 December 2000.........................................        25
                                                                    ==

     Details of the investments in which the group holds 20% or more of the nominal value of any class of share capital are as follows:

                                   COUNTRY OF                           PROPORTION OF
                                INCORPORATION IF                      VOTING RIGHTS AND
                                NOT GREAT BRITAIN       HOLDING          SHARES HELD      NATURE OF BUSINESS
                                -----------------   ---------------   -----------------   -------------------
Fluid Processing..............  Malaysia            Ordinary shares           20%         Process Engineering
White Tiger Joint Venture.....  Russia              Joint Venture             50%         Process Engineering

     In September 2000, Axsia Group Limited acquired the entire issued share capital of Richard Mozley Limited. The consideration for the acquisition consisted of L150,000 paid in cash.

     The book value of the balance sheet acquired consisted of:

                                                              BOOK    FAIR VALUE   FAIR
                                                              VALUE   ADJUSTMENT   VALUE
                                                              L000       L000      L000
                                                              -----   ----------   -----
Tangible fixed assets.......................................   485        (25)      460
Intangible assets...........................................   189       (170)       19
Stock.......................................................   310        (50)      260
Debtors.....................................................   453        (93)      360
Creditors...................................................  (670)        --      (670)
Cash........................................................  (348)        --      (348)
                                                              ----       ----      ----
                                                               419       (338)       81
                                                              ====       ====      ====

     Goodwill arising on the acquisition of L69,000 has been written off this year through the profit and loss account.

                                   11. STOCKS

                                                              2000
                                                              L000
                                                              -----
Raw materials and consumables...............................    846
Finished goods and goods for resale.........................    112
Long term contract balances.................................    103
                                                              -----
                                                              1,061
                                                              =====

     The difference between purchase price or production cost of stocks and their replacement cost is not material.

                                  12. DEBTORS

                                                               2000
                                                               L000
                                                              ------
Trade debtors...............................................   9,666
Amounts recoverable on contracts............................  16,962
Other debtors...............................................     731
Prepayments and accrued income..............................     376
                                                              ------
                                                              27,735
                                                              ======

                                 13. CREDITORS:
                      AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                               2000
                                                               L000
                                                              ------
Bank overdrafts.............................................     645
Payments on account on long term contracts..................      24
Trade creditors.............................................   4,132
Other taxes and social security.............................      97
Corporation tax.............................................     904
Other creditors.............................................   1,097
Accruals....................................................  22,172
Preference dividends........................................     359
                                                              ------
                                                              29,430
                                                              ======

     The bank overdrafts are secured by a floating charge over the group's assets.

                        14. OPERATING LEASE COMMITMENTS

     At 31 December 2000 the group was committed to making the following payments during the next year in respect of operating leases:

                                                              LAND AND
                                                              BUILDINGS   OTHER
                                                                2000      2000
                                                                L000      L000
                                                              ---------   -----
Leases which expire:
  Within two to five years..................................     --        14
  After five years..........................................     --        --
                                                                 --        --
                                                                 --        14
                                                                 ==        ==

                   15. PROVISIONS FOR LIABILITIES AND CHARGES

                                                              2000
                                                              L000
                                                              -----
PRODUCT GUARANTEES
Balance at 1 January........................................  (797)
Arising during the year.....................................  (531)
Utilised....................................................   531
                                                              ----
          At 31 December....................................  (797)
                                                              ----
OTHER OBLIGATIONS
Balance at 1 January........................................    (7)
Arising during the year.....................................   (69)
Utilised....................................................    68
                                                              ----
          At 31 December....................................    (8)
                                                              ----
          TOTAL AT 31 DECEMBER..............................  (805)
                                                              ====

                               16. SHARE CAPITAL

                                                                2000      2000
                                                                 NO.      L000
                                                              ---------   -----
Authorised:
'A' ordinary shares of 1p each..............................    160,000       2
'B' ordinary shares of 1p each..............................    520,000       5
'C' ordinary shares of 1p each..............................    120,000       1
Preference shares of 99.9p each.............................  7,170,000   7,163
                                                              ---------   -----
                                                              7,970,000   7,171
                                                              =========   =====

                                                                2000      2000
                                                                 NO.      L000
                                                              ---------   -----
Allotted, called up and fully paid:
'A' ordinary shares of 1p each..............................    160,000       2
'B' ordinary shares of 1p each..............................    520,000       5
'C' ordinary shares of 1p each..............................    120,000       1
Preference shares of 99.9p each.............................  7,170,000   7,163
                                                              ---------   -----
                                                              7,970,000   7,171
                                                              =========   =====

     The ordinary shares all rank pari passu and carry similar rights as to interest in the income and capital however there are greater restrictions on the transfer of the 'A' shares and the 'C' shares. The preference shares rank before the ordinary shares, are cumulative and carry a coupon rate of 12%, payable half yearly in arrears on 31 March and 30 September. The dividend rights are cumulative.

     The preference shares carry no voting rights at meetings unless any sum due in respect of the preference shares is not paid on the due date, in which event each preference shareholder will be entitled to one vote on a show of hands and one vote per share on a poll.

     The preference shares are redeemable in full on 3 December 2001.

       17. RECONCILIATION OF SHAREHOLDERS' FUNDS AND MOVEMENT ON RESERVES

                                                             SHARE     PROFIT AND
                                                            CAPITAL   LOSS ACCOUNT   TOTAL
                                                             L000         L000       L000
                                                            -------   ------------   -----
At 1 January 2000.........................................   7,171       (7,977)      (806)
Profit for the year.......................................      --        1,943      1,943
Dividends.................................................      --         (860)      (860)
Foreign currency translation adjustments..................      --            7          7
                                                             -----       ------      -----
At 31 December 2000.......................................   7,171       (6,887)       284
                                                             =====       ======      =====

                            18. CAPITAL COMMITMENTS

                                                              2000
                                                              L000
                                                              -----
Contracted for but not provided.............................   --
                                                                ==

                            19. PENSION COMMITMENTS

     The group operates a defined contribution pension scheme, the TGE Group Pension Scheme, for all its employees. The assets of the scheme are held separately from those of the group in an independently administered fund. There were no unpaid contributions outstanding at the period end.

                    20. NOTES TO THE STATEMENT OF CASH FLOWS

     (a) Reconciliation of operating profit to net cash inflow from operating activities

                                                               2000
                                                               L000
                                                              ------
Operating profit............................................   3,373
Depreciation on tangible fixed assets.......................     305
Amortisation of intangible fixed assets.....................      69
Increase in stocks..........................................    (577)
Increase in debtors.........................................  (2,823)
Increase in creditors.......................................   3,380
Movement on provisions......................................      (1)
Other non-cash items........................................    (240)
Loss on sale of fixed assets................................      25
                                                              ------
                                                               3,513
                                                              ======

     (b) Analysis of changes in net debt.

                                                          AT                       AT
                                                       1 JANUARY               31 DECEMBER
                                                         2000      CASH FLOW      2000
                                                         L000        L000         L000
                                                       ---------   ---------   -----------
Cash at bank and in hand.............................     660        (279)         381
Overdrafts...........................................    (723)         78         (645)
                                                         ----        ----         ----
                                                          (63)       (201)        (264)
                                                         ====        ====         ====

        21. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED
                    IN THE UNITED KINGDOM AND UNITED STATES

     The financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain respects from those generally accepted in the United States ("US GAAP").

     The significant differences between UK GAAP and US GAAP that would affect the profit for the year or shareholders' funds are as follows:

INTANGIBLE FIXED ASSETS

     Goodwill and separately identifiable intangible fixed assets arising on the acquisition of subsidiaries and associates are capitalized and amortized over their estimated useful lives. Goodwill arising on acquisitions prior to September 30, 1998 was eliminated against shareholders' equity. Under US GAAP, all intangible fixed assets would be capitalized and amortized to the income statement over their estimated useful lives, not exceeding 40 years. The reconciling adjustments to net income in respect of amortization and to shareholders' equity in respect of intangible fixed assets relate to goodwill arising on the acquisition of subsidiaries which is amortized over 20 years.

STOCK BASED COMPENSATION

     Under UK GAAP there is no requirement for Axsia Group Limited to account for or disclose the financial effects of stock based compensation with regard to share options issued. A US GAAP adjustment has been made in accordance with APB 25, which impacted the profits for the year ended 31 December 1999 but has no effect on shareholders' equity.

     Net income

                                                               2000
                                                              ------
                                                               L000
Profit on ordinary activities after taxation as reported in
  the Axsia Group limited consolidated profit and loss
  account under UK GAAP.....................................   1,943
Amortization of goodwill....................................    (187)
                                                              ------
     Net income in accordance with US GAAP..................   1,756
                                                              ======

     Comprehensive Income

                                                               2000
                                                              ------
                                                               L000
Net income under US GAAP (as above).........................   1,756
Other comprehensive income under US GAAP:
Currency translation differences on foreign currency net
  investments...............................................       7
                                                              ------
Comprehensive income under US GAAP..........................   1,763
                                                              ======

     Shareholders' funds

                                                               2000
                                                              ------
                                                               L000
Shareholders' funds as reported in the consolidated balance
  sheet of Axsia Group Limited under UK GAAP................     284
Intangible assets -- goodwill (net of amortization of
  L934,000).................................................   2,801
                                                              ------
Shareholders' funds in accordance with US GAAP..............   3,085
                                                              ======

CASHFLOWS

     The statements of cash flows under UK GAAP present substantially the same information as that required under US GAAP. These statements differ, however, with regard to classification of items within the statements.

     Under US GAAP, cash and cash equivalents do not include bank overdrafts. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure, equity dividends paid and financing. US GAAP, however, require only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and servicing of finance and return on investments shown under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP. Capital expenditure would be included within investing activities and the payment of dividends would be included as a financing activity under US GAAP.

     The categories of cash flow activities under US GAAP can be summarised as follows:

                                                               2000
                                                              ------
                                                               L000
Cash flows from operating activities........................   2,600
Cash flows from investing activities........................    (794)
Cash flows from financing activities........................  (2,085)
                                                              ------
Increase in cash and cash equivalents.......................    (279)
Cash and cash equivalents at the beginning of the year......     660
                                                              ------
Cash and cash equivalents at the end of the year............     381
                                                              ======

               UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS

     The tables on the following pages present selected unaudited condensed pro forma financial data for the year ended December 31, 2000.

     The unaudited condensed pro forma balance sheet data gives effect to the acquisition of Axsia and the Company's new credit facility as though each were effective on December 31, 2000. The unaudited condensed pro forma statement of operations gives effect to the acquisition of Axsia and the Company's new credit facility, which was used to finance the acquisition and repay amounts outstanding under a previous credit facility, as though each were effective on January 1, 2000. This acquisition has been accounted for using the purchase method of accounting, with the purchase price and direct costs of the acquisition allocated based upon the fair value of the assets acquired and liabilities assumed. The allocation of the purchase price is preliminary. The unaudited condensed pro forma balance sheet data and statement of operations presented below are not necessarily indicative of the Company's financial position had the acquisition of Axsia and the new credit facility been effective on December 31, 2000 or of the financial results that would have occurred had the acquisition of Axsia and the new credit facility been effective on January 1, 2000, respectively, and should not be viewed as indicative of operations or financial position in future periods.

     The information contained in these unaudited condensed pro forma financial statements with respect to Axsia has been derived from the audited consolidated financial statements of Axsia for the year ended December 31, 2000.

     These pro forma condensed financial statements should be read in conjunction with the financial statements, related notes and other financial information appearing in the Company's Annual Report on Form 10-K as of December 31, 2000. Readers are also urged to carefully review and consider the various disclosures advising interested parties of the factors that affect the Company, including the risks discussed in the Company's Registration Statement on Form S-1/A.

                                NATCO GROUP INC.

                  UNAUDITED CONDENSED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                   HISTORICAL
                                        ---------------------------------           PRO FORMA
                                                                 GAAP        ------------------------
                                         NATCO     AXSIA(A)   ADJUSTMENTS    ADJUSTMENTS     ADJUSTED
                                        --------   --------   -----------    -----------     --------
                                               ASSETS

Current assets:
  Cash and cash equivalents...........  $  1,031         --         --              --       $  1,031
  Trade accounts receivable, net of
     allowance for doubtful
     accounts.........................    53,807   $ 41,478         --              --         95,285
  Inventories.........................    28,677      1,587         --              --         30,264
  Deferred income tax assets, net.....     1,745         --         --              --          1,745
  Income tax receivable...............       178         --         --              --            178
  Prepaid expenses and other current
     assets...........................     1,042         37         --        $  1,475(c)       2,554
                                        --------   --------     ------        --------       --------
          Total current assets........    86,480     43,102         --           1,475        131,057
                                        --------   --------     ------        --------       --------
Property, plant and equipment, net....    23,430      1,970         --              --         25,400
Goodwill, net.........................    36,534         --     $4,189(b)       41,341(d)      82,064
Deferred income tax assets, net.......     5,409         --         --              --          5,409
Other assets, net.....................     1,273         --         --              --          1,273
                                        --------   --------     ------        --------       --------
          Total assets................  $153,126   $ 45,072     $4,189        $ 42,816       $245,203
                                        ========   ========     ======        ========       ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable.......................  $  1,005         --         --              --       $  1,005
  Accounts payable....................    23,133   $  6,179         --              --         29,312
  Accrued expenses and other..........    12,098     38,469         --        $  1,525(d)      52,092
  Customer advances...................     1,163         --         --              --          1,163
                                        --------   --------     ------        --------       --------
          Total current liabilities...    37,399     44,648         --           1,525         83,572
                                        --------   --------     ------        --------       --------
Long-term debt, excluding current
  installments........................    14,959         --         --         (14,959)(c)     60,863
                                                                                60,863(c)
Postretirement benefit liability and
  other...............................    14,589         --         --              --         14,589
                                        --------   --------     ------        --------       --------
          Total liabilities...........    66,947     44,648         --          47,429        159,024
                                        --------   --------     ------        --------       --------
Stockholders' equity:
  Common stock........................       157     10,724         --         (10,724)(d)        157
  Additional paid-in capital..........    96,601         --         --              --         96,601
  Accumulated deficit.................      (506)   (10,300)    $4,189(b)        6,111(d)        (506)
  Treasury stock......................    (6,316)        --         --              --         (6,316)
  Accumulated other comprehensive
     loss.............................    (1,864)        --         --              --         (1,864)
  Note receivable from stockholder....    (1,893)        --         --              --         (1,893)
                                        --------   --------     ------        --------       --------
          Total stockholders'
            equity....................    86,179        424      4,189          (4,613)        86,179
                                        --------   --------     ------        --------       --------
          Total liabilities and
            stockholders' Equity......  $153,126   $ 45,072     $4,189        $ 42,816       $245,203
                                        ========   ========     ======        ========       ========

---------------

See Notes to Unaudited Condensed Pro Forma Balance Sheet on following page.

                                NATCO GROUP INC.

              NOTES TO UNAUDITED CONDENSED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 2000
                                 (IN THOUSANDS)

(a) Reflects the historical balance sheet of Axsia taken from its audited financial statements for the year ended December 31, 2000. Axsia reports its results in pounds sterling. All historical balance sheet amounts have been translated into their United States dollar equivalents at the December 31, 2000 exchange rate of $1.4955 per pound sterling.

(b) Adjustment to reflect historical Axsia amounts recorded under U.K. GAAP to U.S. GAAP concerning accounting for goodwill. Under U.K. GAAP, goodwill associated with the acquisition by Axsia of a U.S. affiliate in December 1995 was charged against equity directly. Under U.S. GAAP, goodwill should be capitalized and amortized to income over a period of 20 years.

(c) Reflects the Company's proceeds from a new credit facility and the application thereof:

Sources:
  Proceeds from the new credit facility....................  $60,863
                                                             -------
          Total sources....................................  $60,863
                                                             =======
Uses:
  Acquisition of Axsia.....................................  $44,429
  Repayment of previous credit facility....................   14,959
  Loan costs and related expenses..........................    1,475
                                                             -------
          Total uses.......................................  $60,863
                                                             =======

(d)  At December 31, 2000, goodwill was determined as follows:

Acquisition price, less cash acquired.....................  $ 44,429
Direct costs of acquisition...............................     1,525
Less: Net assets acquired.................................    (4,613)
                                                            --------
          Goodwill........................................  $ 41,341
                                                            ========

     The preliminary valuation of fair values of assets and liabilities of Axsia did not differ materially from those amounts recorded at historical cost. Excess purchase price over the fair value of the underlying assets of $41.3 million was allocated to goodwill and will be amortized over 20 years.

                                NATCO GROUP INC.

             UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                  HISTORICAL
                                       ---------------------------------           PRO FORMA
                                                                GAAP        -----------------------
                                        NATCO     AXSIA(A)   ADJUSTMENTS    ADJUSTMENTS    ADJUSTED
                                       --------   --------   -----------    -----------    --------
Revenues.............................  $224,552   $62,851          --              --      $287,403
Cost of goods sold...................   162,757    48,277          --              --       211,034
                                       --------   -------       -----         -------      --------
Gross profit.........................    61,795    14,574          --              --        76,369
Selling, general and administrative
  expense............................    39,456     9,071          --         $  (536)(c)    47,991
Unusual charges......................     1,528        --          --              --         1,528
Depreciation and amortization
  expense............................     5,111       566       $ 283(b)        1,750(d)      7,710
Interest expense.....................     1,588        --          --           3,245(e)      4,833
Interest cost on post-retirement
  liability..........................     1,287        --          --              --         1,287
Interest income......................      (181)      (31)         --              --          (212)
                                       --------   -------       -----         -------      --------
Income from continuing operations
  before income taxes................    13,006     4,968        (283)         (4,459)       13,232
Provision for income taxes...........     5,345     2,024          --            (921)(f)     6,448
                                       --------   -------       -----         -------      --------
Income before cumulative effect of
  change in accounting principle.....  $  7,661   $ 2,944       $(283)        $(3,538)     $  6,784
                                       ========   =======       =====         =======      ========

---------------

(a) The results for Axsia are taken from its audited financial statements for the year ended December 31, 2000. Axsia reports its results in pounds sterling. All historical statement of operations amounts have been translated into their United States dollar equivalents at a weighted-average exchange rate for the year ended December 31, 2000, of $1.5158 per pound sterling.

(b) Adjustment to reflect historical Axsia amounts recorded under U.K. GAAP to U.S. GAAP for amortization of goodwill.

(c) To eliminate management fees paid by Axsia to TGE, a former shareholder of Axsia, for management services. This cost will not be incurred in the future.

(d) To reflect additional goodwill amortization recorded for the acquisition of Axsia.

(e) To reflect the following related to the Company's acquisition of Axsia and its credit facility:

(1) elimination of interest expense as the result of the
    repayment of all outstanding debt under prior credit
    facility...............................................  $(1,588)
(2) record interest expense resulting from borrowings under
    the new credit facility................................    4,538
(3) record the amortization of costs from the new credit
    facility...............................................      295
                                                             -------
                                                             $ 3,245
                                                             =======

(f) To reflect an adjustment to income tax expense to tax effect the pro forma adjustments at the Company's statutory tax rate. In calculating the tax adjustment, the goodwill amortization as calculated in (d) above has not been tax effected as it is non-deductible for tax purposes.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NATCO GROUP INC.

                                            By:    /s/ J. MICHAEL MAYER
                                              ----------------------------------
                                              J. Michael Mayer
                                              Senior Vice President and
                                              Chief Financial Officer

Dated: June 6, 2001